Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Jamie Fulmer- (864) 342-5633
jfulmer@advanceamerica.net

Advance America Announces Election of William M. Webster IV as Chairman of Board of Directos

SPARTANBURG, S.C., August 5, 2008- Advance America, Cash Advance Centers, Inc. (NYSE: AEA) announced today that William M. “Billy” Webster IV has been elected by the Company’s Board of Directors as its Chairman. Mr. Webster succeeds George Dean Johnson, Jr., who has resigned from the board due to personal reasons and not because of any disagreement with the Company.

Mr. Webster, Advance America’s co-founder, has served as the Company’s Vice Chairman since August 2005. Previously, he served as the Company’s Chief Executive Officer from July 1997 until August 2005 and was the Chairman of the board from January 2000 until July 2004.

Commenting on his election, Mr. Webster stated: “I am honored to succeed my friend and co-founder George Johnson as Chairman of Advance America’s Board of Directors. Since 1997, George and I have worked together to execute the Company’s strategy of growth and operational excellence. I look forward to working closely with our current management team to strengthen our Company’s position in the competitive marketplace and create value for our shareholders. I continue to believe that consumer need for a payday advance product, offered in a responsible fashion, exists and is compelling.”

Advance America’s President and Chief Executive Officer, Ken Compton, added: “We are fortunate to have someone with Billy’s business and political experience, knowledge of our industry, and history with our Company serving again as our Chairman. While Advance America has benefited greatly from the visionary and strong leadership of George Dean Johnson, we respect his decision to resign. He and Billy Webster founded a fantastic company, and together they built a business which has created thousands of jobs and provided a valuable service to millions of Americans.”

Commenting on his resignation, Mr. Johnson said: “I appreciate the hard work of all those who have played a role in Advance America’s success since its inception. I have enjoyed my eleven plus years of service on Advance America’s board and have carefully considered my decision to resign. Advance America is a wonderful company, and as a shareholder I feel extremely fortunate that the Company is in good hands under the leadership of our talented management team and wonderful group of directors led by Ken Compton and Billy Webster.”

About Advance America:

Founded in 1997, Advance America, Cash Advance Centers, Inc. is the country’s leading provider of payday cash advance services with 2,856 centers and 82 limited licensees in 35 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices.

Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward- looking statements” within the meaning of federal securities laws. All statements in this release other than those relating to our historical information or current condition are forward-looking statements. For example, any statements regarding our future financial performance, our business strategy, and expected developments in our industry are forward-looking statements. Although we believe that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable. Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements. For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamericacash.com .